Exhibit 10.64

AMENDMENT NO. 2 TO THE

PATRIOT COAL CORPORATION

SUPPLEMENTAL 401(k) RETIREMENT PLAN

WHEREAS, Patriot Coal Corporation (“Company”) previously adopted the Patriot Coal Corporation Supplemental 401(k) Retirement Plan (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan, by a resolution adopted by action of the Board of Directors of the Company or anyone to whom the corporate authority to amend the Plan has been delegated by the Board of Directors, pursuant to Section 12.1 thereof; and

WHEREAS, the Board of Directors of the Company has delegated the authority to amend the Plan to the Retirement Committee appointed pursuant to Section 10.5 of the Plan; and

WHEREAS, the Retirement Committee has approved the amendment of the Plan to change the eligibility for, and the determination of, performance credits for certain employees and to fully vest participants in all accounts under the Plan;

WHEREAS, the undersigned representative of the Retirement Committee is authorized to execute an appropriate amendment to the Plan;

NOW, THEREFORE, effective as January 1, 2009, the Company amends the Plan as follows:

1. The second sentence of Section 2.14 is deleted in its entirety and replaced with the following:

For purposes of this calculation only:

(c) a person shall not be considered an “Employee” during any period during which he or she: (i) is on salary continuance for disability; (ii) is receiving accrued vacation or other similar amounts following retirement under the Employer’s retirement program; (iii) is on a leave of absence described in Section 13.3 of the Basic Plan; or (iv) is employed by Catenary Coal Company, LLC, IO Coal LLC, Thunderhill Coal LLC, Pond Fork Processing LLC, Little Creek LLC, Midland Trail Energy LLC, Remington LLC, Highwall Mining LLC, Weatherby Processing LLC, Wildcat LLC, Speed Mining LLC and Coal Clean LLC, is compensated on an hourly basis and is not a member of a collective bargaining unit; and

(d) notwithstanding anything in this Plan or the Basic Plan to the contrary, a person shall be considered an “Employee” during any period during which he or she is employed by an Employer at the grade level of vice president or above. In the case of any such person who is employed by an Employer during a fiscal year both at a grade level below vice president and at the grade level of vice president or above, the Pro-Rated Salary for such person for such fiscal year shall be determined separately for:

(i) the portion of such fiscal year during which such person was employed by an Employer at a grade level below vice president for purposes of Section 4.3(a); and

(ii) the portion of such fiscal year during which such person was employed by an Employer at the grade level of vice president or above for purposes of Section 4.3(b);

by multiplying such person’s base salary determined as of the last day of such fiscal year by a fraction, the numerator of which is the number of days during each such portion of such fiscal year, and the denominator of which is 365 (or, in a leap year, 366).

2. Section 3.2 is deleted in its entirety and replaced with the following:

3.2 New Participants.

With respect to any Plan Year beginning after December 31, 2008 (hereinafter referred to in this Section 3.2 as the “current Plan Year”):

(a) each Employee (1) who is a member of a select group of management or highly compensated employees of the Employer, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) who is eligible to participate in the Basic Plan, and (3) whose Compensation for the Plan Year immediately preceding the current Plan Year exceeded the limit under Section 401(a)(17) of the Code in effect for the current Plan Year (or, in the case of a newly hired Employee who commences employment with the Employer during the current Plan Year, whose Compensation for the current Plan Year is anticipated to exceed such limit), shall be eligible:

(i) to elect to defer his or her Compensation in accordance with Section 4.1; and

(ii) for Employer matching credits under Section 4.2 and, for the portion of the fiscal year, if any, during which such Employee is employed by an Employer at a grade level below vice president, performance credits under Section 4.3(a);

for the current Plan Year;

(b) any other Employee who is eligible for an allocation of the Performance Contribution under the Basic Plan, as defined therein, for the current Plan Year which exceeds the limit under Section 415 of the Code or whose Compensation for the current Plan Year exceeds the limit under Section 401(a)(17) of the Code in effect for the current Plan Year shall be eligible for performance credits under Section 4.3(a) for the portion of the fiscal year, if any, during which such Employee is employed by an Employer at a grade level below vice president;

(c) any Employee (1) who is a member of a select group of management or highly compensated employees of the Employer, within the meaning of ERISA, and (2) who is employed at the grade level of Director or above and is eligible for a long-term incentive plan maintained by the Company or a member of the Controlled Group, shall be eligible for discretionary credits under Section 4.4; provided however, that nothing in this Section 3.2(c) or elsewhere in the Plan shall constitute or be construed as a guarantee that any such Employee shall have discretionary credits credited to his or her account for any Plan Year; or

(d) any Employee who is employed by an Employer at the grade level of vice president or above for all or any portion of the fiscal year shall be eligible for performance credits under Section 4.3(b) for such fiscal year or portion thereof.

3. Section 4.3 is deleted in its entirety and replaced with the following:

4.3 Performance Credits.

In addition to any amounts credited to the Plan by the Employer pursuant to Section 4.2, the Employer will credit an additional amount if the Employer meets or exceeds certain performance targets established by the Board on an annual basis.

(a) If the maximum performance target established by the Board for the Employer’s fiscal year is met or exceeded, the Employer will credit to the Plan on behalf of each Participant described in Section 3.2(a) or (b) who is employed on the last day of such fiscal year an amount equal to 6% of the Participant’s Pro-Rated Salary to the extent such amount exceeds the amount of Pro-Rated Salary which the Participant was entitled to have the Employer contribute on his or her behalf to the Basic Plan, if any, under the limits of Sections 401(a)(17) and 415 of the Code. If the Employer meets the minimum performance target established by the Board for the Employer’s fiscal year but does not meet the maximum performance target, the Employer will credit to the Plan on behalf of each eligible Participant under this Section 4.3(a) who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary to be determined by the Board (which percentage shall be less than 6% of the Participant’s Pro-Rated Salary) based on the Employer’s overall performance in relation to the maximum and minimum performance target ranges to the extent such amount exceeds the amount of Pro-Rated Salary which the Participant was entitled to have the Employer contribute on his or her behalf to the Basic Plan, if any, under the limits of, Sections 401(a)(17) and 415 of the Code. Any amounts described in this Section 4.3(a) shall be credited to the Plan as soon as practicable following the determination of whether the Employer has met or exceeded the applicable performance targets. Notwithstanding the foregoing: (i) if the Employer does not meet the minimum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to credit to the Plan on behalf of each eligible Participant under this Section 4.3(a) who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary determined by the Board to the extent such amount exceeds the amount of Pro-Rated Salary which the Participant was entitled to have the Employer contribute on his or her behalf to the Basic Plan, if any, under the limits of Sections 401(a)(17) and 415 of the Code; and (ii) if the Employer exceeds the maximum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to credit to the Plan on behalf of each eligible Participant under this Section 4.3(a) who is employed on the last day of such fiscal year an additional percentage of such Participant’s Pro-Rated Salary determined by the Board to the extent such amount exceeds the amount of Pro-Rated Salary which the Participant was entitled to have the Employer contribute on his or her behalf to the Basic Plan, if any, under the limits of Sections 401(a)(17) and 415 of the Code. Notwithstanding anything herein to the contrary, a Participant shall not be entitled to a performance credit under this Section 4.3(a) for the portion of such fiscal year during which such Participant: (a) is employed by an Employer at the grade level of vice president or above; or (b) is employed by Catenary Coal Company, LLC, IO Coal LLC, Thunderhill Coal LLC, Pond Fork Processing LLC, Little Creek LLC, Midland Trail Energy LLC, Remington LLC, Highwall Mining LLC, Weatherby Processing LLC, Wildcat LLC, Speed Mining LLC or Coal Clean LLC, is compensated on an hourly basis and is not a member of a collective bargaining unit.

(b) If the maximum performance target established by the Board for the Employer’s fiscal year is met or exceeded, the Employer will credit to the Plan on behalf of each Participant described in Section 3.2(d) who is employed on the last day of such fiscal year an amount equal to 6% of the Participant’s Pro-Rated Salary. If the Employer meets the minimum performance target established by the Board for the Employer’s fiscal year but does not meet the maximum performance target, the Employer will credit to the Plan on behalf of each eligible Participant under this Section 4.3(b) who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary to be determined by the Board (which percentage shall be less than 6% of the Participant’s Pro-Rated Salary) based on the Employer’s overall performance in relation to the maximum and minimum performance target ranges. Any amounts described in this Section 4.3(b) shall be credited to the Plan as soon as practicable following the determination of whether the Employer has met or exceeded the applicable performance targets. Notwithstanding the foregoing: (i) if the Employer does not meet the minimum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to credit to the Plan on behalf of each eligible Participant under this Section 4.3(b) who is employed on the last day of such fiscal year a percentage of such Participant’s Pro-Rated Salary determined by the Board; and (ii) if the Employer exceeds the maximum performance target established by the Board for the Employer’s fiscal year, the Board may, in its sole discretion, authorize the Employer to credit to the Plan on behalf of each eligible Participant under this Section 4.3(b) who is employed on the last day of such fiscal year an additional percentage of such Participant’s Pro-Rated Salary determined by the Board. Notwithstanding anything herein to the contrary, a Participant shall not be entitled to a performance credit under this Section 4.3(b) for the portion of such fiscal year during which such Participant is employed by an Employer at a grade level below vice president.

4. Section 8.2 is deleted in its entirety and replaced with the following:

8.2 Determination of Vested Portion.

(a) A Participant’s Pre-Tax Matched Account, Pre-Tax Unmatched Account, Company Pre-Tax Matching Account and Performance Credit Account shall be 100% vested and nonforfeitable at all times.

(b) The portion of a Participant’s Discretionary Account which shall be vested and nonforfeitable shall be determined in accordance with a separate agreement entered into with the Participant. Notwithstanding the foregoing, a Participant’s Discretionary Account shall be 100% and nonforfeitable upon such Participant’s death or Normal Retirement Date.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 8th day of May, 2009.

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Joseph W. Bean